Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Sonora Resources Corp.

CONVERTIBLE DEMAND PROMISSORY NOTE

September 27, 2011	$200,000

Sonora Resources Corp., a Nevada corporation (the “Company”), for value received, promises to pay to the order of Coventry Capital LLC (the “Holder”), upon demand the principal sum of Two Hundred Thousand Dollars ($200,000) (“Principal”), plus accrued interest, pursuant to the terms and conditions set forth herein.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.         Definitions. As used in this Convertible Demand Promissory Note (“Note”), the following terms, unless the context otherwise requires, have the following meanings:

1.1 “Company” will mean Sonora Resources Corp. and will include any corporation, partnership, limited liability company or other entity that will succeed to or assume the obligations of the Company under this Note.

1.2 “Holder” will mean any person who will at the time be the registered holder of this Note.

2.         Issuance of Principal, Interest & Conversion.

2.1 The unpaid Principal of this Note shall bear interest at the rate of Ten percent (10%) per annum, simple interest. Interest on this Note shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed.

2.2 The unpaid Principal of this Note and any accrued and unpaid interest thereon (“Debt”) shall be immediately due and payable by the Company upon the earlier of (i) written demand by the Holder at any time, or (ii) September 27, 2013 (the “Maturity Date”). The Holder may convert the Debt, in whole but not in part, into shares of the Company’s common stock at a price of Twenty-Five Cents ($0.25) per share (“Conversion Price”) at anytime on or before the Maturity Date. The Company may repay this Note in full at any time without penalty or premium.

2.3 In the event of conversion, the Holder will surrender the original of this Note for conversion at the principal office of the Company at the time of such conversion. Holder agrees to execute all necessary documents in connection with the conversion of this Note, including a definitive stock purchase agreement. If upon such conversion of this Note a fraction of a share would result, then the Company will round up to the nearest whole share.

3.         Issuance of Consideration on Conversion. As soon as practicable after receipt of the original Note and related documents for conversion pursuant to Section 2, but in no event later than five (5) business days therefrom, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, a certificate or certificates for the number of shares of common stock to which the Holder will be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Note.

4.         Adjustment Provisions. The number and character of shares of common stock issuable upon conversion of this Note and the Conversion Price therefor, are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Conversion Price of this Note and the number of shares of common stock issuable upon conversion of this Note shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of common stock.

4.2 Adjustment for Reorganization, Consolidation, Merger. In the event (a) of any reorganization of the Company, (b) the Company consolidates with or merges into another entity, (c) the Company sells all or substantially all of its assets to another entity and then distributes the proceeds to its shareholders, or (d) the Company issues or otherwise sells securities representing more than 50% of the voting power of the Company in a single transaction or series of related transactions immediately after giving effect to such transaction or series of related transaction (each of such events shall be referred to herein as a “Liquidation Event”), then, and in each such case, the Holder, upon the conversion of this Note at any time after the consummation of any Liquidation Event, shall be entitled to receive, in lieu of the common stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Liquidation Event if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing entity in a Liquidation Event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Note.

4.3 No Change Necessary. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of common stock issuable upon its conversion.

5.         Representations and Acknowledgments of the Holder. The Holder hereby represents, warrants, acknowledges and agrees that:

5.1 Investment. The Holder is acquiring this Note and the securities issuable upon conversion of this Note (together, the “Securities”) for the Holder’s own account, and not directly or indirectly for the account of any other person. The Holder is acquiring the Securities for investment and not with a view to distribution or resale thereof except in compliance with Securities Act of 1933 (the “Act”) and any applicable state law regulating securities.

5.2 Access to Information. The Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Holder has had access to the Company’s SEC filings and such financial and other information as is necessary in order for the Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Holder has had access.

5.3 Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Act and has such business or financial expertise as to be able to protect the Holder’s own interests in connection with the purchase of the Securities.

5.4 Speculative Investment. The Holder’s investment in the Company represented by the Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Holder’s risk capital means and is not so great in relation to the Holder’s total financial resources as would jeopardize the financial condition of the Holder in the event such investment were lost in whole or in part.

5.5 Unregistered Securities.

(a) The Holder must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act will become available.

(b) Transfer of the Securities has not been registered or qualified under any applicable state law regulating securities and therefore the Securities cannot and will not be sold unless they are subsequently registered or qualified under any such state law or an exemption therefrom is available. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such state law is or will become available.

6.         Miscellaneous.

6.1 Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

6.2 Restrictions on Transfer. This Note may only be transferred in compliance with applicable state and federal laws. All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

6.3 Company Representation. The Company represents to the Holder that the Company is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Nevada and has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted; all corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under this Note have been taken; this Note constitutes a legally binding and valid obligation of the Company enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

6.4 Governing Law. This Note will be governed by the laws of the State of Nevada applicable to contracts between Nevada residents wholly to be performed in Nevada.

6.5 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail; or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

Sonora Resources Corp.
a Nevada corporation

By:	/s/ Juan Miguel Ríos Gutiérrez
Juan Miguel Ríos Gutiérrez
Chief Executive Officer

Agreed and Accepted by the Holder:

Coventry Capital LLC

/s/ Chris Smith
Name:	Chris Smith
Title:	Manager